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                                                                   Exhibit 10.10

                         AMERICAN CARD TECHNOLOGY, INC.

                  1996 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN



         (1) Establishment. There is hereby established the American Card Technology, Inc. 1996 Nonemployee Directors' Stock Option Plan (the "Directors' Plan") pursuant to which certain directors of American Card Technology, Inc. (the "Corporation") may be granted options to purchase shares of common stock, par value $.001 per share ("Common Stock"), and thereby share in the future growth of the business. The purpose of the Directors' Plan is to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Corporation by enlarging their personal stake in the Corporation.

         (2) Status of Options. The options to be issued pursuant to this Directors' Plan ("Options") shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (3) Eligibility. All directors of the Corporation who are not employees of the Corporation or any of its subsidiaries (collectively, the "Participants") shall be eligible to be granted Options under this Directors' Plan.

         (4) Number of Shares Covered by Options; No Preemptive Rights. The total number of shares which may be issued and sold pursuant to Options granted under this Directors' Plan shall be 30,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with paragraph 8 of this Directors' Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted). The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any stockholder. If any outstanding Option granted under this Directors' Plan is terminated for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Directors' Plan.

         (5)      Administration

                  (a) The Directors' Plan shall be administered by a committee consisting of from two (2) to five (5) individuals who are members of the Board. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. A Participant may receive Options under this Directors' Plan whether or not such Participant also serves as a member of the Committee.


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                  (b) Options shall be automatically granted to Participants in accordance with paragraph 6 hereof and shall be issued upon the terms and conditions set forth in paragraph 7 hereof. Accordingly, the persons to whom Options shall be granted, the number of shares subject thereto, and the material terms and conditions governing the Options, will not be subject to the discretion of the Committee. However, if any questions of interpretation of this Directors' Plan or of any Options issued hereunder shall arise, they shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Directors' Plan.

         (6) Non-Discretionary Grants. Subject to approval of the Plan by the stockholders of the Corporation, Options shall be automatically granted to Participants as follows:

                  (a) an Option to purchase 2,500 shares of Common Stock will be granted to each Participant on the effective date of the Corporation's registration statement on Form SB-2 relating to an initial public offering of the Company's Common Stock (the "IPO");

                  (b) an Option to purchase 2,500 shares of Common Stock will be granted to each Participant who was not granted Options pursuant to paragraph 6(a) herein upon their initial election or appointment as a director of the Corporation; and

                  (c) an additional Option to purchase 2,500 shares of Common Stock will be granted to each Participant at each Annual Meeting of the Board immediately following the Annual Meeting of Stockholders in each year, commencing with the first Annual Meeting following the consummation of the IPO, during the term of this Directors' Plan. If the number of shares remaining in the Directors' Plan on any such date is insufficient to grant each Participant an Option to purchase 2,500 shares of Common Stock, each Participant will automatically receive an Option to purchase a number of shares of Common Stock to be determined by dividing the total number of shares remaining in this Directors' Plan by the number of Participants at that time and, if necessary, rounding down to the nearest whole number of shares.

         (7) Terms and Conditions of Options; Stock Option Agreements. Each Option granted pursuant to this Directors' Plan shall be evidenced by a written agreement between the participant and the Corporation which shall contain the following terms:

                  (a) Option Price. The exercise price of each Director's Option shall be one hundred percent (100%) of the fair market value of the shares subject to such Option on the date of grant. For purposes of this paragraph, the fair market value of the shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, if available, or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next

                                      (2)
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preceding such day for which there was a report and (ii) the last sale price
(or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

                  (b) Medium and Time of Payment. The exercise price of the shares to be purchased pursuant to an Option shall be paid (i) in full in cash or by check, (ii) by delivery of shares of Common Stock of the Corporation then owned by the Participant with a fair market value at the time of the exercise of the Option equal to the exercise price, or (iii) by a combination of (i) and
(ii).

                  (c) Term and Exercise of Options. The term of each Option shall commence on the date it is granted and, unless sooner terminated as set forth herein, shall expire ten (10) years after its date of grant unless extended as set forth herein. In the event a Participant shall cease to be a director of the Corporation for any reason other than death or disability, the Option shall terminate on the earlier to occur of (i) the later of ninety (90) days after the date of termination of service or six (6) months and ten (10) days after such Participant's last purchase or sale of shares of Common Stock prior to his termination of service as a director, or (ii) the expiration date of the Option. If the Participant shall die or become disabled within the meaning of Section 22(e)(3) of the Code while still serving as a director or prior to the termination of the Option in accordance with the preceding sentence, the Option shall terminate on the first anniversary of the Participant's death or disability, as the case may be. In the event of the Participant's death, the Option may be exercised by the person or persons entitled to do so under the Participant's will or, if the Participant shall fail to make testamentary disposition of the Option, or shall die intestate, by the Participant's legal representative.

                  (d) Transferability. Each Option shall be non-transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall be exercisable only by the Participant.

                  (e) Investment Purpose. Each Participant shall represent and warrant that he is acquiring the Option and, in the event the Option is exercised, the shares of Common Stock issuable thereunder, for investment, for his own account and not with a view to the distribution thereof, and that he will not offer or sell the shares unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities law is in effect, or unless counsel satisfactory to the Corporation renders a reasoned opinion that the proposed sale is exempt from the registration requirements of the Securities Act and such state securities act. The Corporation shall not be obligated to issue or deliver any shares upon exercise of an Option if to do so would violate the Securities Act or any state securities law, and the Corporation shall have no obligation to file any registration statement or take any other action required or permitted by any such law.

         (8) Adjustment of Number of Shares

                  (a) In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock

                                      (3)
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then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Directors' Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to this Directors' Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this paragraph 8(a), in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Directors' Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Directors' Plan and of each stock option agreement. In the case of any such substitution or adjustment as provided for in this paragraph, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this paragraph 8. No adjustment or substitution provided for in this paragraph shall require the Corporation, in any stock option agreement, to sell a fractional share; and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.

                  (b) In the event that the Corporation shall effect a distribution, other than a normal and customary cash dividend, upon shares of Common Stock, the Committee may, in order to prevent significant diminution in the value of options as a result of any such distribution, take such measures as it deems fair and equitable, including, without limitation, the adjustment of the Option Price per share for Shares not issued and sold hereunder prior to the record date for said distribution.

         (9) Effective Date and Term of Plan. This Directors' Plan shall become effective as of the date of its adoption by the stockholders of the Corporation. Except to the extent necessary to govern outstanding Options issued, this Directors' Plan shall terminate on, and no additional Options shall be granted after, the tenth anniversary of its effective date unless earlier terminated by the Board of Directors in accordance with paragraph 10 hereof.

         (10) Amendment of the Plan. This Directors' Plan may be terminated or amended from time to time by vote of the Committee; provided, however, that no such

                                      (4)


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termination or amendment shall materially adversely affect or impair any then outstanding Directors' Option without the consent of the Participant. The approval of the Corporation's stockholders is required in respect of any amendment which would (i) increase the maximum number of shares subject to this Directors' Plan; or (ii) change the designation of the Participants eligible to receive Options under this Directors' Plan.

                                       (5)